Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Dennis D. Cirucci, President and CEO
	Phone:	(610) 359-2900
	Fax:	(610) 359-6906

ALLIANCE BANCORP, INC. OF PENNSYLVANIA ANNOUNCES THE DATE AND
LOCATION OF ITS 2008 ANNUAL MEETING OF STOCKHOLDERS

Broomall, Pennsylvania.  March 4, 2008 – Alliance Bancorp, Inc. of Pennsylvania (the “Company”) (NASDAQ Global Market:  ALLB) announced today that its 2008 Annual Meeting of Stockholders will be held at the Llanerch Country Club located at 950 West Chester Pike, Havertown, Pennsylvania on Wednesday, April 23, 2008, at 10:00 a.m. local time. At the Annual Meeting, stockholders will be asked to vote for the election of directors and for the ratification of the appointment of the Company’s independent registered public accounting firm for 2008.    Stockholders of record as of the close of business on March 14, 2008 will be entitled to vote at the Annual Meeting.  Stockholders of the Company will receive a Notice of the Annual Meeting and proxy materials prior to the meeting.

Alliance Bancorp, Inc. of Pennsylvania is the holding company for Alliance Bank, a Pennsylvania chartered, FDIC-insured savings bank headquartered in Broomall, Pennsylvania.  Alliance Bank operates nine full-service branch offices located in Delaware and Chester Counties, Pennsylvania.

This news release contains forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend’” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors – many of which are beyond the Company’s control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company’s reports filed from time-to-time with the Securities and Exchange Commission describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company’s business and operations.  Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.
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